Exhibit 21

List of Subsidiaries

The following sets forth the subsidiaries of the Registrant and their respective states of incorporation or organization:

Name	State
American Office Park Properties, TPGP, Inc.	California
PSBP QRS, Inc.	California
Hernmore, Inc.	Maryland
AOPP Acquisition Corp. Two	California
Tenant Advantage, Inc.	California
PS Business Parks, L.P.	California
PSBP Northpointe D, L.L.C.	Virginia
Monroe Parkway, L.L.C.	Virginia
Metro Park I, L.L.C.	Delaware
Metro Park II, L.L.C.	Delaware
Metro Park III, L.L.C.	Delaware
Metro Park IV, L.L.C.	Delaware
Metro Park V, L.L.C.	Delaware
PS Metro Park, L.L.C.	Maryland
PSB Northern California Industrial Portfolio, L.L.C	Delaware
PSBP Springing Member, L.L.C	Delaware
PSBP Westwood GP, L.L.C.	Delaware
PSBP Industrial, L.L.C.	Delaware
Miami International Commerce Center Association, Inc.	Florida
REVX-098, L.L.C.	Delaware
GB, L.L.C.	Maryland
PSBP Meadows L.L.C.	Delaware
PSBP Meadows Member L.L.C.	Delaware
PSB Boca Commerce Park, L.L.C.	Delaware
PSB Wellington Commerce Park I, L.L.C.	Delaware
PSB Wellington Commerce Park II, L.L.C.	Delaware
PSB Wellington Commerce Park III, L.L.C.	Delaware